UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 8, 2002

SEGWAY V CORP.
(Exact name of registrant as specified in its charter)

(Commission File Number)

New Jersey	22-3719171
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

808 Office Park Circle
Lewisville, Texas   75057
(Address of principal executive offices)      (Zip Code)

(214) 222-4644
Registrant's telephone number, including area code

4400 Route 9 South, 2nd Floor
Freehold, New Jersey     07728
(Former name or former address, if changes since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On October 14, 2002 (the "Effective Date"), pursuant to Stock Purchase Agreements between Michael G. van Hoye; and Johnny D. Combs and Karen G. Combs, his wife acquired all of the shares of Segway V Corp. ("Segway")from the Segway shareholders in consideration for the aggregate sum of $15,000. Pursuant to the agreement Michael G. van Hoye purchased 2,625,000 common shares which represent 50% of Segway's issued and outstanding common shares and Johnny D. Combs and Karen G. Combs, his wife, purchased 2,625,000 common shares which represents 50% of Segway's issued and outstanding common shares.

Pursuant to the terms of the Agreement, Richard I. Anslow resigned as the sole director and sole officer and was appointed to the Board of Directors. In addition, Mr. Anslow resigned as President and Secretary and Johnny D. Combs was appointed as President, Michael G. van Hoye was appointed Vice President and Karen G. Combs was appointed Secretary and Treasurer.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

a.	None

b.	None

c.	Exhibits

Number	Exhibit
10.1	Stock Purchase Agreement between Michael G. van Hoye and Richard I. Anslow *
10.2	Stock Purchase Agreement between Michael G. van Hoye and William Whittle *
10.3	Stock Purchase Agreement between Johnny D. Combs and Richard I. Anslow *
10.4	Stock Purchase Agreement between Johnny D. Combs and William Whittle *

* Filed with Schedule 13D's on October 18, 2002 (SEC File No. 005-59231).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

SEGWAY V CORP.

By:  /s/    Johnny D. Combs

Johnny D. Combs
President

Dated: October 29, 2002

By:   /s/    Michael G. van Hoye

Michael G. van Hoye
Vice President

Dated: October 29, 2002